UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 17, 2015

Gramercy Property Trust Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 Fifth Avenue New York, New York	10175
(Address of Principal Executive Offices)	(Zip Code)

(212) 297-1000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, GPT Property Trust LP (the “Operating Partnership”), the operating subsidiary of Gramercy Property Trust Inc. (the “Company”), is a party to that certain Revolving Credit and Term Loan Agreement, dated as of June 9, 2014, by and among the Operating Partnership, the lenders referred to therein (the “Lenders”), J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint bookrunners and joint arrangers, JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (the “Administrative Agent”), and Bank of America, N.A. as syndication agent (as amended, the “Credit Agreement”).

As previously disclosed, the Credit Agreement provides for a $600.0 million senior unsecured credit facility, consisting of a $400.0 million senior revolving credit facility (the “Revolving Credit Facility”) and a $200.0 million senior term loan facility (the “Term Facility” and, together with the Revolving Credit Facility, the “Credit Facilities”). The borrowing capacity under the Revolving Credit Facility consists of (i) a $350.0 million tranche from which revolving loans are made in U.S. dollars (the “U.S. Revolving Loan”), and (ii) a $50.0 million tranche from which revolving loans are made in U.S. dollars, euros, Pounds Sterling or other currencies agreed to by the Administrative Agent and the Lenders (the “Multi Currency Loan”).

The Credit Agreement also provides the Credit Facilities may be increased from time to time upon the request of Operating Partnership and upon the satisfaction of certain conditions up to a maximum amount of $1 billion by the exercise of an accordion feature (the “Accordion Feature”).

Under an Incremental Amendment to the Credit Agreement, effective as of July 17, 2015, by and among the Operating Partnership, the Lenders party thereto and the Administrative Agent, the parties thereto agreed to add one new Lender to the Credit Facilities and to exercise a portion of the Accordion Feature, and as a result, the amount outstanding under the Term Facility increased from $200.0 million to $300.0 million, and the maximum amount of borrowing capacity under the U.S. Revolving Loan increased from $350.0 million to $450.0 million, while the maximum amount of borrowing capacity under the Multi Currency Loan remained at $50.0 million. There remains $200.0 million under the Accordion Feature, which, if exercised in full, would bring the total borrowing capacity under the Credit Facilities to $1.0 billion.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2015	GRAMERCY PROPERTY TRUST INC.

	By:	/s/ Jon W. Clark
	Name:	Jon W. Clark
	Title:	Chief Financial Officer